Exhibit T3A.109

Microfilm Number	Filed with the Department of State on NOV 09 2000

Entry Number 2972050	/s/ Kim Pizzingrilli
Secretary of the Commonwealth

ARTICLES OF INCORPORATION-FOR PROFIT

OF

CBL/York, Inc.

Name of Corporation

A TYPE OF CORPORATION INDICATED BELOW

Indicate type of domestic corporation:

X Business-stock (15 Pa.C.S. § 1306)	Management (15 Pa.C.S. § 2702)

Business-nonstock (15 Pa.C.S. § 2102)	Professional (15 Pa.C.S. § 2903)

Business-statutory close (15 Pa.C.S. § 2303)	Insurance (15 Pa.C.S. § 3101)

Cooperative (15 Pa.C.S. § 7102)

DSCB:15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1. The name of the corporation is:	CBL/York, Inc.

2. The (a) address of this corporation’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)
	Number and Street	City	State	Zip	County

(b) (c/o):	C T Corporation System	Philadelphia County, PA
	Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed in county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is: 2,000 Common, No Par (other provisions, if any, attach 8 1/2 x 11 sheet)

                              Value

5. The name and address, including number and street, if any, of each incorporator is:

Name	Address

John K. Culpepper	701 Market Street, Suite 500

Chattanooga, TN 37402

DSCB:15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)- 2

6. The specified effective date, if any, is:
	month	day	year	hour, if any

7. Additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 8th day of November, 2000.

/s/ John K. Culpepper
(Signature)
John K. Culpepper

(Signature)

ADDITIONAL PROVISIONS TO ARTICLES OF INCORPORATION

OF

CBL/YORK, INC.

SECTION 7 – ADDITIONAL PROVISIONS

7.1 SPECIAL PURPOSE ENTITY PROVISIONS. To enable York Galleria Limited Partnership, a Virginia limited partnership qualified to do business in the State of Pennsylvania (the “Partnership”), and whose sole general partner will be CBL/York, Inc. (the “Corporation”) immediately following the filing of these Articles with the Pennsylvania Department of State (the “Department”), to obtain a mortgage loan (the “Loan”) in the principal amount of $52,000,000.00 from Wells Fargo Bank, N.A. (the “Bank”), the following provisions are hereby adopted as applicable to the structure, assets and operations of the Corporation. It is acknowledged that the application and maintenance of the following provisions shall enable the Corporation to be deemed a “Special Purpose Entity” (“SPE”) for certain purposes relating to the Loan:

(a) The Corporation was organized solely for the purpose of acting as the general partner of the Partnership, which owns that certain regional mall located in the Township of Springettsbury, County of York, Commonwealth of Pennsylvania, operating under the name “York Galleria” (herein referred to as the “Property”);

(b) The Corporation has not and will not engage in any business unrelated to acting as general partner of the Partnership;

(c) The Corporation has not had and will not have any assets other than its partnership interest in the Partnership;

(d) The Corporation has not engaged in, sought or consented to and, except to the extent permitted by the documents relating to the Loan (the “Loan Documents”), will not, as to both the Partnership and the Corporation, engage in seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of its interest in the Partnership, or amendment of the articles of incorporation or the Partnership’s agreement of

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limited partnership (except for the amendment and restatement thereof pursuant to that certain Amended and Restated Agreement of Limited Partnership of the Partnership to be dated as of the date these Articles are filed with the Department); provided, however, that upon payment and satisfaction in full of the Loan, and full release of record of the mortgage securing the Loan and encumbering the Property, these Articles may be amended, including, but not limited to an amendment to delete the provisions contained in this Section 7.1 in their entirety;

(e) The Corporation, without the unanimous consent of its Board of Directors, including its Independent Director(s), shall not file or consent to the filing of any bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or the Partnership;

(f) The Corporation has no indebtedness (and will have no indebtedness) other than (i) indebtedness incurred in the Corporation’s capacity as general partner of the Partnership, and (ii) unsecured trade debt, which is not evidenced by a note, is incurred in the ordinary course of its business in connection with owning, operating and maintaining its interest in the Partnership, and is paid within sixty (60) days from the date incurred, and the aggregate outstanding amount of which shall not, as of any date, exceed Ten Thousand Dollars ($10,000.00);

(g) The Corporation has not failed and will not fail to correct any known misunderstanding regarding the separate identity of the Corporation from any other person or entity;

(h) The Corporation has maintained and will maintain its accounts, books and records separate from any other person or entity;

(i) The Corporation has maintained and will maintain its books, records, resolutions and agreements as official records;

(j) The Corporation (i) has not commingled and will not commingle its funds or assets with those of any other person or entity, and (ii) has held and will hold its assets in its own name;

(k) The Corporation has conducted and will conduct its business in its own name;

(l) The Corporation has maintained and will maintain its accounting records and other entity documents separate from any other person or entity;

Insert to Articles of Incorporation Special Purpose Entity Provisions	2

(m) The Corporation has prepared and will prepare separate tax returns and financial statements, or if part of a consolidated group, is shown as a separate member of such group, and from and after the date hereof, to the extent any consolidated financial statements are prepared or consolidated tax returns filed, such statements or returns, as applicable, will make clear that the assets of the Corporation are not available to satisfy liabilities of any other person or entity and vice versa;

(n) The Corporation has paid and will pay its own liabilities and expenses out of its own funds and assets;

(o) The Corporation has held and will hold regular meetings, as appropriate, to conduct its business and has observed and will observe all corporate formalities and record keeping;

(p) The Corporation has not assumed or guaranteed and will not assume or guarantee or become obligated for the debts of any other person or entity or hold out its credit as being available to satisfy the obligations of any other person or entity;

(q) The Corporation has not acquired and will not acquire obligations or securities of its shareholders or any other entity with which it is affiliated;

(r) The Corporation has allocated and will allocate fairly and reasonably the costs associated with common employees; all written and oral communications of the Corporation, including, without limitation, letters, invoices, purchase orders and contracts, have been and are made and will continue to be made solely in the name of the Corporation; the Corporation has used and will use stationery, business forms, invoices and checks, separate from those used by any other person or entity; the Corporation has maintained and will continue to maintain its own office space separate and apart from any other person or entity, or if office space is shared, the Corporation has made and will continue to make an appropriate expense allocation by and between itself and the applicable person or entity; and files of the Corporation have been and will be maintained segregated from the files of any other person or entity;

(s) The Corporation has not pledged and, except as and to the extent permitted by the Loan Documents, will not pledge its assets for the benefit of any other person or entity, and will not hold out its assets or creditworthiness as being generally available for the payment of liabilities of any other person or entity;

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(t) The Corporation has held itself out and identified itself and will hold itself and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity;

(u) The Corporation has not made and will not make loans to any person or entity;

(v) The Corporation has not and will not identify its shareholders, or any other entity with which it is affiliated, as a division or part of it;

(w) The Corporation has not entered into and will not enter into or be a party to, any transaction with its shareholders, or any other entity with which it is affiliated, except in the ordinary course of its business pursuant to written agreements and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(x) The directors of the Corporation shall consider the interests of the creditors of the Corporation in connection with all Corporation action;

(y) The Corporation has paid and will pay the salaries of its own employees out of its own funds and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations and from and after the date hereof, to the extent the Corporation shares professional services with any other person or entity, appropriate allocations based upon the commercially reasonable value of such services provided to each of the Corporation and the other person(s) or entity or entities shall be made;

(z) The Corporation has maintained and will maintain adequate capital in light of its contemplated business operations;

(aa) The financial records and accounts of the Corporation have been and are and will continue to be prepared and maintained in accordance with generally accepted accounting principles (“GAAP”), consistently applied, and susceptible to audit. The financial statements and the tax returns of the Corporation will disclose the material effects of the Loan in accordance with GAAP, consistently applied, and will also disclose that the assets of the Partnership and the Corporation will not be available to pay creditors of any one or more of the “Related Entities” (as such term is hereinafter defined) and vice versa. For purposes of these Articles, the term “Related

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Entities” shall mean the sole shareholder of the Corporation, CBL & Associates Limited Partnership, and the manager of the Property, CBL & Associates Management, Inc., a Delaware corporation;

(bb) The Corporation will not be contractually liable for the payment of any liability of any other person or entity and no shareholder of the Corporation will be contractually liable for the payment of any liability of the Corporation;

(cc) Assets have not been and will not be transferred to or from the Corporation or to or from the Partnership without fair consideration (except that certain proceeds of the Loan, net of repayment of existing indebtedness of the Partnership and costs associated with the Loan transactions, may be distributed by the Partnership to its equity holders, including the Corporation, subject to applicable law, and some or all of the amount distributed by the Partnership to the Corporation may be distributed or paid out as a dividend to the Corporation’s shareholder, and to the extent permitted the Loan Documents and applicable law, other distributions may be made from time to time by the Partnership in the ordinary course of its business to the Corporation and then distributed or paid out as a dividend to the Corporation’s shareholder), and the Corporation will not transfer of its assets to- any other person or entity with the indent to hinder, delay or defraud the creditors of the Corporation or any other person or entity;

(dd) The Corporation shall conduct its business and operations in strict compliance with the terms contained in this Section 7.1;

(ee) The Corporation has maintained and will continue to maintain at least one Independent Director (as defined below) on the Corporation’s Board of Directors; and

(ff) The Corporation has not caused or allowed and will not cause or allow the Corporation’s Board of Directors to take any action requiring the unanimous affirmative vote of 100% of the members of the Board of Directors unless an Independent Director has participated in such vote.

As used herein, an “Independent Director” shall be an individual who is a member of the Board of Directors of the Corporations and who is not at the time of initial appointment, or at any time while serving on the Board of Directors, and has not been at any time during the preceding five (5) years: (a) a stockholder, director, officer, manager (other than as an

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Independent Director), employee, partner, attorney or counsel of the Corporation or any affiliate thereof, (b) a customer, supplier or other person who derives any of its purchases or revenues from its activities with the Corporation or any affiliate thereof, (c) a person or other entity controlling or under common control with any such shareholder, partner, customer, supplier or other persons; or (d) a member of the immediate family of any shareholder, directors, officer, employee, partner, customer, supplier or other person. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, politics or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.

In the event of any conflict between the provisions of this Section 7.1 and other terms and provisions of these Articles of Incorporation, the terms and provisions of this Section 7.1 shall control, and this provision shall override any other provision contained in these Articles.

7.2 CUMULATIVE VOTING. Shareholders of the Corporation shall not have cumulative voting rights.

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DOCKETING STATEMENT DSCB : 15-134A (Rev 95)	BUREAU USE ONLY
DEPARTMENTS OF STATE AND REVENUE	Dept. of State Entity Number

FILING FEE : NONE	Revenue Box Number

Filing Period	Date 3 4 5

SIC	Report Code

This form (file In triplicate and all accompanying documents shall be mailed to:

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

CORPORATION BUREAU

P.O. BOX 8722

HARRISBURG, PA 17105-8722

Check proper box:

X Pa. Business-stock	Pa. Business-nonstock	Pa. Business-Management	Pa. Professional

Pa. Business-statutory close	Pa. Business-cooperative	Pa. Nonprofit-stock	Pa. Nonprofit-nonstock

Foreign-business	Foreign-nonprofit	Motor Vehicle for Hire	Insurance

Foreign-Certificate of Authority to D/B/A/

Business Trust

Pa. Limited Liability Company	Pa. Restricted Professional Limited Liability Company

Foreign Limited Liability Company	Foreign Restricted Professional Limited Liability Company

Association registering as a result of (check box):

X Incorporation (Pa.)	Domestication	Consolidation

Authorization of a foreign association	Division	Summary of Record

Organization (Pa.)

1.	Name of association:	CBL/York, Inc.

2.	Location of (a) initial registered office in Pennsylvania or (b) the name and county of the commercial registered office provider:

(a)
	Number and Street/RD number and Box	City	State	Zip code	County

(b) c/o:	CT Corporation System			Philadelphia, PA
	Name of commercial registered office provider				County

3.	State or Country of Incorporation/Organization	PA

4.	Specified effective date, if applicable

5.	Federal Identification Number:	Applied for

6.	Describe principal Pennsylvania activity to be engaged in, within one year of this application date:	To serve as General Partner of York Galleria

Limited Partnership, a Virginia limited partnership qualified to do business in Pennsylvania, which owns a shopping center in York, Pennsylvania

DSCB: 15-134A (Rev 95)-2

7.	Names, residences and social security numbers of the chief executive officer, secretary and treasurer or individual responsible for maintaining financial records:

	Name	Address	Title	Social Security #

	John N. Foy	1009 East Brow	Vice Chairman of the Board, Chief Financial

		Lookout Mtn., TN37350	Officer and Treasurer

If professional association, include officer’s professional license numbers with the respective Pennsylvania Professional Board.

8.	Location of principal place of business:

	One York Galleria	York,	PA	17402
	Number and Street/ RD number and Box	City	State	Zip

9.	Mailing address if different than #8 (Location where correspondence, tax report form, etc. are to be sent):

	Suite 300, One Park Place, 6148 Lee Highway,	Chattanooga,	TN	37421
	Number and Street/RD number and Box	City	State	Zip

10.	Act of General Assembly or authority under which you are organized or incorporated (Full citation of statute or other authority; attach a separate sheet if more space is required):

The Business Corporation Law of 1988

11.	Date and state of incorporation or organization (foreign association only):

12.	Date business started in Pennsylvania (foreign association only):

13.	Is the association authorized to Issue capital stock?	X Yes	NO

14.	Association’s fiscal year ends:	December 31

This statement shall be deemed to have been executed by the individual who executed the accompanying submittal. See 18 Pa.C.S. § 4904 (relating to unsworn falsification to authorities).

Instructions for Completion of Form:

A. A separate completed set of copies of this form shall be submitted for each entity or registration resulting from the transaction.

B. The Bureau of Corporation Taxes in the Pennsylvania Department of Revenue should be notified of any address changes. Notification should be sent to the Processing Division, Bureau of Corporation Taxes, Pa. Department of Revenue, Dept. 280705, Harrisburg, PA 17128-0705.

C. All Pennsylvania corporate tax reports, except those for motor vehicle for hire, must be filed with Commonwealth on the same fiscal basis as filed with the U.S government. Motor vehicle for hire, i.e., gross receipts tax reports, must be filed on a calendar year basis only.

D. The disclosure of the social security numbers of the corporate officers in Paragraph 7 is voluntary. The numbers are used to assure the proper identification of corporation officers by the Department of Revenue in accordance with the Fiscal Code.